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                                                                     Exhibit 4.3

                                   RESOLUTIONS

     RESOLVED, that 100,000 shares of the Common Stock of the Company, no par value, be issued to Daniels & Daniels for legal services, and be it

     FURTHER RESOLVED, that all of the above referenced shares of the Company's common stock be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission, and be it

     FUTHER RESOLVED, that the officers of the Corporation be and hereby are, authorized and directed to take all actions, and execute all instruments and other documents in the name and on behalf of the Corporation as such officers shall determine to be necessary or advisable in order to effectuate the foregoing resolutions and to carry out the purposes thereof.

NESS ENERGY INTERNATIONAL INC.

Harold Hayseed Stephens, President & Chairman


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Mary Gene Stephens, Secretary Treasurer


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